Exhibit 10.6

DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES

EFFECTIVE OCTOBER 5, 2015

DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES

EFFECTIVE OCTOBER 5, 2015

TABLE OF CONTENTS

Introduction		1

Article I - Definitions		2

1.01	“Account”	2
1.02	“Beneficiary”	2
1.03	“Board”	2
1.04	“Change in Control”	2
1.05	“Deferred Income”	4
1.06	“Eligible Individual”	4
1.07	“Executive Plan”	4
1.08	“Interest”	4
1.09	“IRC”	4
1.10	“Key Executive Plan”	4
1.11	“Participant”	4
1.12	“Plan”	5
1.13	“Post-2013 Election”	5
1.14	“Post-2013 Sub-account”	5
1.15	“Pre-2013 Election”	5
1.16	“Pre-2013 Sub-account”	5
1.17	“Schedule A Participant”	5
1.18	“Schedule B Participant”	5
1.19	“Separation From Service”	5
1.20	“Textron”	5
1.21	“Textron Company”	5
1.22	“Total Disability”	5
1.23	“Unforeseeable Emergency”	6

Article II - Enrollment and Deferrals		6

2.01	Initial Enrollment	6
2.02	Deferral Election	6
2.03	Deferral Election Requirements	7
2.04	Non-Elective Deferred Compensation	9
2.05	Changes in Deferral Elections	9

Article III - Investment Accounts		10

3.01	Investment Accounts	10
3.02	Moody’s Account	10
3.03	Stock Unit Account	10

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3.04	Monthly Adjustments	11
3.05	Transfers and Distributions From Stock Unit Account	11

Article IV - Vesting		12

4.01	Elective Deferred Income and Automatic Deferred Income	12
4.02	Discretionary Deferred Income	12
4.03	Textron Company Contribution	12
4.04	Change in Control	13
4.05	Vesting Under Employment Contract.	13
4.06	Forfeiture of Non-Vested Amounts	13

Article V - Payments to Participants		13

5.01	Separation From Service	13
5.02	Total Disability	13
5.03	Form of Payment	13
5.04	Distribution Elections	14
5.05	Automatic Lump Sum Payments	15
5.06	Administrative Adjustments in Payment Date	16
5.07	Distribution Upon Unforeseeable Emergency	16
5.08	Distribution Upon Change in Control	16
5.09	Distributions Before July 25, 2007	16

Article VI - Payments to Beneficiaries		16

6.01	Designating a Beneficiary	16
6.02	Default Beneficiary	17
6.03	Beneficiary Who Is Not Legally Competent	17
6.04	Distributions Upon Death	17

Article VII - Unfunded Plan		17

7.01	No Plan Assets	17
7.02	Top-Hat Plan Status	17

Article VIII - Plan Administration		18

8.01	Plan Administrator’s Powers	18
8.02	Delegation of Administrative Authority	18
8.03	Tax Withholding	18
8.04	Use of Third Parties to Assist with Plan Administration	18
8.05	Proof of Right to Receive Benefits	19
8.06	Claims Procedure	19
8.07	Enforcement Following a Change in Control	20

Article IX - Amendment and Termination		20

9.01	Amendment	20
9.02	Delegation of Amendment Authority	21
9.03	Termination	21
9.04	Distributions Upon Plan Termination	21

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Article X - Miscellaneous		21

10.01	Use of Masculine or Feminine Pronouns	21
10.02	Transferability of Plan Benefits	21
10.03	Section 409A Compliance	22
10.04	Controlling State Law	22
10.05	No Right to Employment	22
10.06	Additional Conditions Imposed	22

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DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES

EFFECTIVE OCTOBER 5, 2015

Introduction

The Deferred Income Plan for Textron Executives (the “Plan”) is an unfunded, nonqualified deferred compensation arrangement.  The Plan provides both elective and nonelective deferred compensation for designated executives of Textron and its affiliates.  The Plan is a continuation of the Deferred Income Plan for Textron Key Executives (the “Key Executive Plan”) and the Textron Inc. Deferred Income Plan for Executives (the “Executive Plan”).  These plans were combined to form the Plan effective January 1, 2008.  The Plan has been amended from time to time since the previous restatement.  This restatement of the Plan is effective October 5, 2015, except as otherwise provided, and reflects all amendments that are effective through the date of this restatement.

Appendix A and Appendix B of the Plan set forth the provisions of the Key Executive Plan and the Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004.  Deferred compensation that was earned and vested (within the meaning of IRC Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in this amount under IRC Section 409A, is calculated and paid solely as provided in Appendix A or Appendix B, whichever is applicable, and is not subject to any other provisions of the Deferred Income Plan for Textron Executives.

Deferred compensation that was earned or vested after 2004 and before January 1, 2008, is subject to the provisions of IRC Section 409A.  This deferred compensation is paid exclusively as provided in the Deferred Income Plan for Textron Executives (not including any appendix to the Plan).  The provisions that govern the distribution of benefits earned or vested after 2004 under the Key Executive Plan or the Executive Plan are effective as of January 1, 2005.

Section 5.04(a) permitted a Participant to make a special election before the end of 2007 to receive the Participant’s Account under one of the distribution options in Section 5.03(b).  Appendix A and Appendix B also permitted a Participant to request a distribution option before the end of 2007 (or before the end of 2008, in the case of Participants who terminated before 2002) for the benefits payable under those Appendices.  These special election provisions are effective as of July 25, 2007, the date on which the Plan was adopted by the Board.

Appendix C of the Plan sets forth special provisions related to the merger of the Beechcraft Excess Savings and Deferred Compensation Plan into the Plan, effective January 1, 2015.  Such provisions are intended to preserve the time and form of payment of benefits to the extent required by IRC Section 409A.

Article I - Definitions

In this document, the following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01                        “Account” means the bookkeeping entry used to record deferred income and earnings credited to a Participant under the Plan.  All amounts credited to the Account shall be unfunded obligations of Textron: no assets shall be set aside or contributed to the Plan for the Participant’s benefit.  A Participant’s Account does not include deferred income that was earned and vested (within the meaning of IRC Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in such amount under IRC Section 409A.  Such amounts are calculated and paid solely as provided in Appendix A and Appendix B, as applicable.  A Participant’s Account may consist of a Pre-2013 Sub-account and/or a Post-2013 Sub-account, as follows:

(a)                                 If the Participant entered the Plan before 2014, the portion of the Account that is allocable to a Pre-2013 Election (adjusted for investment earnings and losses, net of expenses) shall be allocated to a Pre-2013 Sub-account.

(b)                                 If a Participant deferred amounts under the Plan after 2013, amounts allocable to a Post-2013 Election (adjusted for investment earnings and losses, net of expenses) shall be allocated to a Post-2013 Sub-account.  Within the Post-2013 Sub-account, amounts allocable to separate Post-2013 Elections shall be accounted for separately.

Both the Pre-2013 Sub-account and the Post-2013 Sub-account may be further subdivided into sub-accounts as determined by Textron.

1.02                        “Beneficiary” means the person or persons entitled under this Plan to receive Plan benefits after a Participant’s death.  A Participant’s estate may also be the Participant’s Beneficiary.

1.03                        “Board” means the Board of Directors of Textron.

1.04                        “Change in Control” means, for any Participant who was not an employee of a Textron Company on December 31, 2007:

(a)                                 any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”) and of IRC Section 409A) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially similar proportions as their ownership of Textron common stock

(1)                                 becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of stock of Textron that, together with other stock held by such person or group, possesses more than 50% of the combined voting power of Textron’s then-outstanding voting stock, or

(2)                                 acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) beneficial ownership of stock of Textron possessing more than 30% of the combined voting power of Textron’s then-outstanding stock, or

(3)                                 acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) all or substantially all of the total gross fair market value of all of the assets of Textron immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(b)                                 a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting securities of Textron outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or

(c)                                  during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

Each of the events described above will be treated as a “Change in Control” only to the extent that it is a change in ownership, change in effective control, or change in the ownership of a substantial portion of Textron’s assets within the meaning of IRC Section 409A.

For any Participant who was an employee of a Textron Company on December 31, 2007, the definition set forth above in this Section 1.04 shall be used to determine whether an event is a “Change in Control” to the extent that the event would alter the time or form of payment of the Participant’s benefit.  To the extent that the event would cause any change in the Participant’s rights under the Plan that does not affect the status of the Participant’s benefit under IRC Section 409A (including, but not limited to, accelerated vesting of the Participant’s benefit or restrictions on amendments to the Plan), the definition set forth in

Section 9.03 of Appendix A shall be used to determine whether the event is a “Change in Control.”

1.05                        “Deferred Income” means any elective or non-elective deferred compensation credited to a Participant’s Account under this Plan.  A Participant’s Deferred Income may consist of some or all of the following amounts:

A.                                    Automatic Deferred Income:  A non-elective deferral of a performance share unit payout into a Schedule A Participant’s Stock Unit Account to meet required stock ownership levels established under the Stock Ownership Guideline Program for Textron Executives.

B.                                    Discretionary Deferred Income:  A non-elective contribution made at Textron’s discretion to a Participant’s Moody’s Account.

C.                                    Elective Deferred Income:  A deferral of eligible compensation made at a Participant’s election and credited to the Moody’s Account, or credited to the Stock Unit Account at the Participant’s direction.

D.                                    Textron Company Contribution:  A matching credit allocated to a Schedule A Participant’s Stock Unit Account, as described in Section 2.04(b) or a predecessor provision for Textron Company Contributions.

1.06                        “Eligible Individual” means a management or highly compensated employee of a Textron Company (a) who is a United States citizen or resident, (b) who is in a position designated by Textron as Band 1 or who is selected by Textron to participate in the Plan, and (c) whose annual base salary exceeds the indexed dollar limit in effect for the current year under IRC Section 414(q)(1)(B)(i).

1.07                        “Executive Plan” means the Textron Inc. Deferred Income Plan for Executives, as in effect before January 1, 2008.  The provisions of the Executive Plan are included in this Plan as Appendix B.

1.08                        “Interest” means interest computed under Article III of this Plan.

1.09                        “IRC” means the Internal Revenue Code of 1986, as amended.  References to any section of the Internal Revenue Code shall include any final regulations interpreting that section.

1.10                        “Key Executive Plan” means the Deferred Income Plan for Textron Key Executives, as in effect before January 1, 2008.  The provisions of the Key Executive Plan are included in this Plan as Appendix A.

1.11                        “Participant” means an Eligible Individual who is participating in the Plan pursuant to Article II, or a former Eligible Individual whose Account has not been forfeited or fully distributed.

1.12                        “Plan” means this Deferred Income Plan for Textron Executives, as amended and restated from time to time.

1.13                        “Post-2013 Election” means a deferral election that is filed and becomes irrevocable with respect to compensation for service, or a performance period that begins, after December 31, 2013.  The first Post-2013 Elections are the elections made during the Plan’s enrollment/deferral election period in the Fall of 2013.

1.14                        “Post-2013 Sub-account” means a sub-account for amounts allocable to a Post-2013 Election, as described in Section 1.01 (definition of “Account”).

1.15                        “Pre-2013 Election” means a deferral election that was filed and became irrevocable under Section 2.03 (“Deferral Election Requirements”) with respect to compensation for service, or a performance period that began, before January 1, 2014.  Pre-2013 Elections include all elections made before the Plan’s Fall 2013 enrollment/deferral election period, including elections made with respect to compensation for performance periods that began before 2014 but end after January 1, 2014.

1.16                        “Pre-2013 Sub-account” means a sub-account for the portion (if any) of a Participant’s Account that is allocable to a Pre-2013 Election, as described in Section 1.01 (definition of “Account”).

1.17                        “Schedule A Participant” means a Participant designated as a Schedule A Participant at the time of the applicable deferral election.

1.18                        “Schedule B Participant” means a Participant who either (a) was designated as a Schedule B Participant at the time of the applicable deferral election or (b) made a deferral election under the Key Executive Plan or the Executive Plan in 2006.

1.19                        “Separation From Service” means a Participant’s termination of employment with all Textron Companies, other than by reason of death or Total Disability, that qualifies as a “separation from service” for purposes of IRC Section 409A.

1.20                        “Textron” means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

1.21                        “Textron Company” means Textron or any company controlled by or under common control with Textron within the meaning of IRC Section 414(b) or (c).

1.22                        “Total Disability” means physical or mental incapacity of a Participant who is employed by a Textron Company on the disability date, if the incapacity (a) enables the Participant to receive disability benefits under the Federal Social Security Act, and (b) also qualifies as a “disability” for purposes of IRC Section 409A(a)(2)(C).

1.23                        “Unforeseeable Emergency” means a severe financial hardship (within the meaning of IRC Section 409A) resulting from any of the following:

(a)                                 an illness or accident of the Participant or the Participant’s spouse, beneficiary, or dependent;

(b)                                 loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of natural disaster); or

(c)                                  other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant which are not covered by insurance and cannot reasonably be relieved by the liquidation of the Participant’s assets (other than assets deferred hereunder).

Article II - Enrollment and Deferrals

2.01                        Initial Enrollment.  An Eligible Individual shall complete the enrollment process established by Textron in order to become a Participant in the Plan.  Initial enrollments before October 1, 2013, are subject to the provisions of the Plan then in effect.

(a)                                 If the Eligible Individual was not previously eligible to participate in any other account-based elective deferred compensation arrangement of a Textron Company that is aggregated with this Plan pursuant to IRC Section 409A, he may enroll in the Plan within thirty (30) days after he first becomes an Eligible Individual.  If the Eligible Individual does not complete his enrollment within the initial 30-day period, his enrollment shall not become effective until the beginning of the next calendar year.

(b)                                 If an Eligible Individual was previously eligible to participate in any other account-based elective deferred compensation arrangement of a Textron Company that is aggregated with this Plan pursuant to IRC Section 409A, he may enroll in the Plan at a time designated by Textron, but not later than December 31 of the year in which he first becomes an Eligible Individual, and his enrollment shall not become effective until the beginning of the next calendar year.

(c)                                  If an employee or former employee is not identified in Textron’s records as a Participant as of December 31, 2008, the individual shall not be a Participant, and shall not be entitled to receive any benefit under the Plan, unless the individual either (i) becomes a Participant after 2008 pursuant to Section 2.01, or (ii) is designated by the Board (or by its designee) as a Participant after 2008.

2.02                        Deferral Election.  Subject to the requirements set forth in Section 2.03, a Participant may elect to defer the following amounts under the Plan:

(a)                                 Post-2013 Elections.  For each Post-2013 Election, a Participant may elect to defer up to 80% of (i) his base salary; (ii) any cash distribution (other than a dividend, dividend equivalent, or distribution upon exercise of an option or stock appreciation right) under a shareholder-approved long-term incentive plan of Textron; and/or (iii) any other cash bonus or annual incentive compensation under an annual incentive compensation plan or short-term bonus plan sponsored by Textron.  Textron shall have discretion to modify the maximum percentage of any type of compensation that may be deferred in any year (including to reduce the limit to zero).

(b)                                 Pre-2013 Elections.  For Pre-2013 Elections, the compensation that could be deferred was determined in accordance with the terms of the Plan then in effect.  Pre-2013 Elections shall be implemented in accordance with their terms and Section 2.03, below.

(c)                                  No Deferral of Gain Under Stock Rights.  In no event may a Participant defer cash or stock payable upon exercise of a stock option or stock appreciation right.

2.03                        Deferral Election Requirements.  Any deferral election under the Plan shall be subject to the following requirements:

(a)                                 Applicability.  Except in the case of a timely election to defer “performance-based compensation” pursuant to paragraph (b)(2), below, a Participant’s deferral election shall apply only to compensation paid for services to be performed after the election is made.  Except as provided in subsection (b), if Textron allows deferral of a bonus or other compensation earned over a performance period that commenced before the date of the election, the total compensation shall be multiplied by the ratio of the number of days remaining in the performance period after the election to the total number of days in the performance period, and only the resulting portion of the compensation shall be eligible for deferral.

(b)                                 Election Deadlines.  All deferral elections shall be made at a time and in a form designated by Textron.  Except as provided in Section 2.05, a deferral election shall become irrevocable at the election deadline established by Textron.

(1)                                 General Election Deadline.  Textron may establish deadlines that are permissible under IRC Section 409A for any type of compensation that is eligible for deferral under the Plan.  If no other deadline applies, the deadline for a deferral election shall be not later than December 31 of the year preceding the year for which the services are performed for which the right to the compensation arises.

(2)                                 Performance-Based Compensation.  The deadline for any election to defer compensation that is “performance-based compensation” within the meaning of IRC Section 409A shall be not later than six months before the end of the performance period, provided that the Participant performs services continuously from the later of the beginning of the performance period or the date when the performance criteria are established through the date when the election is made, and provided further that the compensation has not become readily ascertainable at the time of the election.

(3)                                 Forfeitable Rights.  If a Participant has a legally binding right to a payment in a subsequent year, and the Participant must perform services for at least 12 months in order to avoid forfeiture of the payment, the election deadline shall not be later than the 30th day after the Participant acquires a legally binding right to the payment; provided that the election must be made at least 12 months before the earliest date at which the forfeiture condition could lapse for a reason other than death, Total Disability, or Change in Control (and a deferral election made under this paragraph shall not be effective if the forfeiture condition lapses for death, Total Disability, or Change in Control less than 12 months after the date of the election).

(c)                                  Minimum Deferrals.  For Pre-2013 Elections, a Participant was not permitted to elect to defer an amount less than $5,000 for any year.  Such minimum shall not apply for Post-2013 Elections.

(d)                                 Change in Participation Level.  For Pre-2013 Elections, the deferral rules for Schedule A Participants and Schedule B Participants were different.  A Participant’s status as a Schedule A Participant or a Schedule B Participant was determined at the deferral election deadline.  Any subsequent change in status did not, and shall not, affect prior deferral elections.

(e)                                  Renewal of Elections.  A Post-2013 Election with respect to base salary shall be effective only with respect to base salary earned in the calendar year (or portion of a year, in the case of a mid-year election by a new Participant) immediately following the election deadline, and a Post-2013 Election with respect to other compensation shall be effective only with respect to the particular bonus, award, or other compensation for which such election is made.  The Participant must make a new deferral election before the applicable deadline in order to defer compensation earned in a subsequent period or for a subsequent bonus, award, or other compensation.  A Participant who fails to make a valid deferral election on or before the applicable deadline shall be deemed to have elected not to defer any compensation to which the deadline applies.  Notwithstanding the foregoing, any Pre-2013 Election(s) shall continue to apply with respect to the compensation covered by such election(s).

2.04                        Non-Elective Deferred Compensation.  In addition to any Elective Deferred Income, a Participant’s Account may be credited with the following types of non-elective Deferred Income:

(a)                                 Discretionary Deferred Income.  Effective October 1, 2013, a Participant’s Account may be credited with additional amounts at the discretion of the Organization and Compensation Committee of the Board for Participants who are executive officers of Textron, and at the discretion of Textron, for all other Participants.  The document authorizing the Discretionary Deferred Income shall specify the vesting schedule, if any, that applies to such Discretionary Deferred Income.  Any Discretionary Deferred Income shall be allocated to a Participant’s Moody’s Account or Stock Unit Account, as determined by Textron.

(b)                                 Textron Company Contribution.  A Schedule A Participant shall receive a matching contribution credit in his Stock Unit Account equal to 10% of any Elective Deferred Income that the Participant allocates initially to his Stock Unit Account, excluding (1) any deferral of compensation for services performed, or a performance period that begins, after December 31, 2014, and (2) any deferral of base salary or other compensation that Textron has not irrevocably designated in writing as eligible.  No matching contribution credit shall be made for any deferral with respect to which the services giving rise to the compensation are performed, or the performance period begins, after December 31, 2014.

(c)                                  Automatic Deferred Income.  Before October 1, 2013, the Plan provided for automatic deferral of a Schedule A Participant’s performance share unit payout to the extent necessary to meet required stock ownership levels established under the Executive Share Ownership Policy.  Such automatic deferrals shall apply only with respect to performance share units for which the election deadline under IRC Section 409A occurred before October 1, 2013.

2.05                        Changes in Deferral Elections.  A Participant may change his deferral election prospectively by filing a new deferral election form before the election deadline established by Textron in accordance with IRC Section 409A, or by failing to file a deferral election by the election deadline (which will be deemed to be an election not to defer for the subsequent period).  A Participant’s deferral election shall be canceled automatically in the following circumstances, effective with the first payroll period following the event that causes the cancellation, and the Participant may not make a new deferral election before the next deferral election deadline:

(a)                                 Financial Hardship.  The Participant receives a distribution on account of financial hardship of elective deferrals under the Textron Savings Plan or any other IRC Section 401(k) plan maintained by a Textron Company, or receives a distribution under this Plan on account of an Unforeseeable Financial Emergency.  A Participant who receives a hardship distribution shall not be permitted to make a new deferral election before the end of any suspension period imposed by the Textron Savings Plan or other plan.

(b)                                 Total Disability.  The Participant incurs a Total Disability.

Article III - Investment Accounts

3.01                        Investment Accounts.  For recordkeeping purposes, Textron shall maintain a Moody’s Account and a Stock Unit Account, as necessary, to credit hypothetical investment gains and losses to a Participant’s Account.  To the extent permitted by Textron, a Participant may allocate his Elective Deferred Income initially to the Moody’s Account or the Stock Unit Account.

3.02                        Moody’s Account.  The Moody’s Account shall earn interest at a monthly interest rate that is one twelfth of the average for the calendar month of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by Textron.  Interest shall be credited on the last day of each calendar month on the average daily balance of the Moody’s Account during the month.

3.03                        Stock Unit Account.

(a)                                 The Stock Unit Account shall consist of phantom shares of Textron common stock.  The number of stock units credited to a Participant’s Stock Unit Account shall be determined as follows:

(1)                                 For credits added before October 1, 2013, (A) with respect to credits resulting from Automatic Deferred Income or the deferral of annual incentive compensation or performance share units, using the methodology approved by the Organization and Compensation Committee of the Board for payment of performance share units, and (B) for other amounts, by dividing the amount of Deferred Income credited on the last day of the calendar month by the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for the calendar month in which the credit is made; and

(2)                                 For credits added after September 30, 2013, by dividing the amount of Deferred Income credited to the Participant’s Account by the closing price of Textron common stock on the date the credit is posted to the Participant’s Stock Unit Account, as reflected in the Plan’s recordkeeping system.

(b)                                 Textron shall credit additional stock units to a Participant’s Stock Unit Account to reflect dividend equivalents attributable to the stock units that were credited to the Participant’s Stock Unit Account on the record date.  The number of additional stock units shall be determined as follows:

(1)                                 For dividend equivalents added before October 1, 2013, by dividing the dividend amount by the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for the month in which the record date occurs; and

(2)                                 For dividend equivalents added after September 30, 2013, by dividing the dividend amount by the closing price of Textron common stock on the date the credit is posted to the Participant’s Stock Unit Account, as reflected in the Plan’s recordkeeping system.

(c)                                  The number of stock units credited to a Participant’s Stock Unit Account shall be adjusted, without receipt of any consideration by Textron, on account of any stock split, stock dividend, or similar increase or decrease affecting Textron common stock, as if the stock units were actual shares of Textron common stock.

(d)                                 All distributions from the Stock Unit Account shall be made in cash.  No Textron common stock shall be distributed from the Plan in any circumstance.

3.04                        Monthly Adjustments.  A Participant’s Moody’s Account and Stock Unit Account shall be adjusted on the last day of each calendar month (or more frequently in the discretion of the Plan’s recordkeeper) to reflect additional Deferred Income credited to the Account, distributions from the Account, and investment gains or losses allocated to the Account.

3.05                        Transfers and Distributions From Stock Unit Account.

(a)                                 Effective October 1, 2013, a Participant who has Separated From Service may, once each trading day, request to transfer in 1% increments any amount in his Stock Unit Account to his Moody’s Account.  Such transfer shall take effect as soon as practicable after the election is received and processed.  For purposes of the transfer, the value of a share of Textron common stock shall be the closing price on the first trading day that ends after the request is received and processed, as reflected in the Plan’s recordkeeping system.

(b)                                 Before October 1, 2013, transfers were subject to the terms of the Plan then in effect including (1) a minimum transfer of 10% of the Stock Unit Account (available only in 5% increments), and (2) valuation rules set forth therein.

(c)                                  For any distribution from the Participant’s Stock Unit Account before October 1, 2013, the value of Textron common stock shall be determined using the same methodology as applies for transfers described in subsection (b), above.  For any distribution from the Participant’s Stock Unit Account after September 30, 2013, the value of Textron common stock shall be the closing price on the first trading day of the calendar month in which the distribution occurs, as reflected in the Plan’s recordkeeping system.

Article IV - Vesting

4.01                        Elective Deferred Income and Automatic Deferred Income.  A Participant’s Elective Deferred Income and Automatic Deferred Income shall always be 100% vested.

4.02                        Discretionary Deferred Income.  Except as provided in Section 4.04, a Participant’s Discretionary Deferred Income shall vest according to the schedule established when the Discretionary Deferred Income is credited to the Participant’s Account.

4.03                        Textron Company Contribution.  Except as provided in Section 4.04, a Participant’s Textron Company Contribution, and any dividend equivalents associated with the Textron Company Contribution, shall vest as follows:

(a)                                 50% of the Textron Company Contribution and associated dividend equivalents shall vest on December 31 of the calendar year in which the Elective Deferred Income would have been paid to the Participant if he had not made a deferral election, but only if the Participant does not have a Separation From Service before that December 31; and

(b)                                 the remaining 50% of the Textron Company Contribution and associated dividend equivalents shall vest on the following December 31, but only if the Participant does not have a Separation From Service before that December 31.

(c)                                  Any Textron Company Contribution and associated dividend equivalents that have not vested pursuant to subsections (a) and (b), above, shall become 100% vested if the Participant’s employment with all Textron Companies ends as a result of the Participant’s death or Total Disability, or the Participant’s voluntary retirement after reaching one or more of the following milestones: (i) age 55 with ten or more years of Textron service; (ii) age 60, or (iii) 20 or more years of Textron service.

4.04                        Change in Control.  In the event of a Change in Control, a Participant’s Account shall become 100% vested if the Participant is employed by a Textron Company on the date of the Change in Control.

4.05                        Vesting Under Employment Contract.  A Participant’s Account, and any additional benefit the Participant is eligible to receive under Appendix A or Appendix B, shall become 100% vested to the extent expressly provided in a written employment contract between the Participant and Textron.

4.06                        Forfeiture of Non-Vested Amounts.  Any portion of the Participant’s Account that is not vested at the time of the Participant’s Separation From Service shall be forfeited.

Article V - Payments to Participants

5.01                        Separation From Service.  Subject to Section 5.04(c)(2) (five-year delay following change in form of payment), upon a Participant’s Separation From Service, the distribution of the Participant’s Account shall commence (or, in the case of a lump sum distribution, shall be made) on the later of (a) the last business day of January following the calendar year of the Participant’s Separation From Service, or (b) the last business day of the seventh month following the Participant’s Separation From Service.

5.02                        Total Disability.  The distribution of a Participant’s Account upon Total Disability shall commence (or, in the case of a lump sum distribution, shall be made) on the later of (a) the last business day of January following the calendar year of the Participant’s Total Disability, or (b) the first business day that is at least 60 days after the date of the Participant’s Total Disability.

5.03                        Form of Payment.  Subject to Section 5.05 (automatic lump-sum payments), below, the distribution of a Participant’s Account upon Separation From Service or Total Disability shall be made in one of the following forms:

(a)                                 For a Post-2013 Sub-account, either (1) a lump sum, or (2) annual installments over a period not exceeding 10 years.

(b)                                 For a Pre-2013 Sub-account, one or a combination of (1) a lump sum, and/or (2) annual installments over a period not exceeding 15 years (or, if less, the number of whole years in the Participant’s remaining life expectancy, determined as of the payment commencement date under the Single Life Table in Treas. Reg. § 1.401(a)(9)-9, Q&A-1).

If payment is made in annual installments, the installment payment for each year shall be calculated by dividing the unpaid balance to which the installment election applies as of January 1 of that year by the remaining number of unpaid installments.

Effective for installment payments made after September 30, 2013, each installment shall be taken first from the Moody’s Account (until the balance of the Moody’s Account is zero) and then from the Participant’s Stock Unit Account.  Effective for installments paid before October 1, 2013, installment payments were made ratably from the Participant’s Moody’s Account and Stock Unit Account.

5.04                        Distribution Elections.

(a)                                 Participants were allowed to make special elections during 2007 to receive their Accounts in one or a combination of the distribution options in Section 5.03(b).  Elections were not permitted if they would accelerate payment of the Participant’s benefit into the year of the new election, or if the new election would postpone a distribution that otherwise would be made in 2007.  Each such election shall apply with respect to the Participant’s entire Pre-2013 Sub-account.  The payment form(s) for any Post-2013 Sub-account shall be determined in accordance with paragraph (b)(2), below.

(b)                                 For each Participant whose Account was first credited with Deferred Income after 2007, the following distribution election rules apply:

(1)                                 The Participant’s Pre-2013 Sub-account (if any) shall be paid in accordance with the Participant’s initial deferral election and any change under subsection (c), below.

(2)                                 The Participant’s Post-2013 Sub-account (if any) shall be paid in the form(s) elected by the Participant by the deadline established by Textron.  Any such election (including an election for Discretionary Deferred Income) shall be made no later than the deadline prescribed by Section 2.03(b) (“Election Deadlines”).  To the extent permitted by Textron, a Participant may elect a different form of payment with respect to each amount deferred.

(3)                                 Any amount with respect to which the Participant has not made an election by the deadline established by Textron shall be paid in a lump sum (subject to any change made pursuant to subsection (c), below).

(c)                                  After 2007, a Participant may change the form of payment he previously elected for his Pre-2013 Sub-account and/or all or part of his Post-2013 Sub-account once (but only once).  The Participant’s new payment election must satisfy the following requirements and any additional conditions specified by Textron or the Plan’s recordkeeper:

(1)                                 the new election must be made at least twelve months before the date when payment of the applicable amount would otherwise commence (and the new election shall be ineffective if a subsequent event causes the original payment date to fall within the 12-month period);

(2)                                 the new election must defer the date on which payment of the applicable amount will commence by at least five years from the commencement date applicable to the Participant’s previous election; and

(3)                                 the new election may not require annual installments to be paid over a period exceeding 10 years.  For changes made before October 1, 2013, the installment period could not exceed the number of whole years in the Participant’s remaining life expectancy, determined as of the payment commencement date under the Single Life Table in Treas. Reg. § 1.401(a)(9)-9, Q&A-1.

5.05                        Automatic Lump Sum Payments.

(a)                                 Cash-Out of Small Accounts.  If the value of a Participant’s Account at the time of his Separation From Service or Total Disability is $100,000 or less, the Participant’s Account shall be paid in a lump sum, even if the Participant elected to receive installments.

(b)                                 Participants Who Terminate Before Retirement Eligibility.

(1)                                 If a Participant who first participated in the Plan after 2007 (and before 2014) has a Separation From Service or Total Disability before the earliest of (A) the date the Participant reaches at least age 55 and completes at least 10 years of service, (B) the date the Participant reaches at least age 35 and completes at least 20 years of service, and (C) the date the Participant reaches age 60, such Participant’s Pre-2013 Sub-account shall be paid in a lump sum (even if the Participant elected to receive installments).

(2)                                 If a Participant began participating in the Plan before 2008, the automatic lump-sum payment described in paragraph (1), above, shall apply only to that portion, if any, of his Pre-2013 Sub-account that was credited to the Participant’s Account while the Participant was a Schedule B Participant, and any associated investment earnings or losses, but shall not apply to any portion of his Pre-2013 Sub-account that was credited while he was a Schedule A Participant, or to associated investment gains or losses.

(3)                                 The automatic lump-sum payment described in paragraphs (1) and (2), above, shall not apply for any Post-2013 Sub-account.

5.06                        Administrative Adjustments in Payment Date.  A payment is treated as being made on the date when it is due under the Plan if the payment is made on the due date specified by the Plan, or on a later date that is either (a) in the same calendar year, or (b) by the 15th day of the third calendar month following the date specified by the Plan.  A payment also is treated as being made on the date when it is due under the Plan if the payment is made not more than 30 days before the due date specified by the Plan, provided that no amount payable upon the Participant’s Separation from Service is made earlier than six months after the Participant’s Separation From Service.  A Participant may not, directly or indirectly, designate the taxable year of a payment made in reliance on the administrative rules in this Section 5.06.

5.07                        Distribution Upon Unforeseeable Emergency.  If a Participant incurs a severe financial hardship as a result of an Unforeseeable Emergency, the Participant may request a distribution from his vested Account of an amount that does not exceed the sum of (a) the amount necessary to satisfy the emergency and (b) the amount necessary to pay taxes or penalties reasonably anticipated as a result of the distribution.  The amount necessary to satisfy the emergency and to pay the related taxes or penalties shall be determined after taking into account the extent to which the financial hardship is or may be relieved through cancellation of the Participant’s deferral election pursuant to Section 2.05; through reimbursement or compensation by insurance or otherwise; or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  Textron may, in its sole discretion, grant or deny a request for a distribution upon an Unforeseeable Emergency.

5.08                        Distribution Upon Change in Control.  Subject to the following sentence, if a Change in Control also qualifies as a “change in control” under IRC Section 409A, the Participant’s Account shall be paid in a lump sum in cash on the first business day of the month following the Change in Control.  If a Participant’s Separation From Service occurred before the Change in Control, the lump sum payment under this Section 5.08 shall not be made earlier than six months after the Participant’s Separation From Service.

5.09                        Distributions Before January 1, 2008.  Distributions after 2004 and before the effective date of the Plan were made in good faith compliance with IRC Section 409A and Internal Revenue Service guidance interpreting IRC Section 409A.

Article VI - Payments to Beneficiaries

6.01                        Designating a Beneficiary.  A Participant may designate one or more Beneficiaries to receive the Participant’s Account after his death.  The designation shall be made in writing on a form provided by Textron, and shall be subject to any requirements or conditions Textron imposes.  The Participant may change the Beneficiary designation at any time before the earlier of the Participant’s death or the complete distribution of the Participant’s Account.  If a Participant’s Account

is community property, any designation of a Beneficiary shall be valid or effective only as permitted under applicable law.  Any valid Beneficiary designation, and any valid change in a previous Beneficiary designation, shall become effective when Textron receives and accepts the Beneficiary designation form.  The most recent valid Beneficiary designation in effect at the time of the Participant’s death shall supersede any previous Beneficiary designation.

6.02                        Default Beneficiary.  In the absence of an effective Beneficiary designation, or if all persons so designated have predeceased the Participant, the Participant’s Account shall be paid to the Participant’s surviving spouse.  If there is no surviving spouse, the Participant’s Account shall be paid to the Participant’s natural and adopted children and their descendants per stirpes or, if there are no natural or adopted children or their descendants, to the Participant’s estate.

6.03                        Beneficiary Who Is Not Legally Competent.  If a Participant’s Beneficiary is a minor, a person who has been declared incompetent, or a person incapable of handling the disposition of his property, Textron may pay the Participant’s Account to the guardian, legal representative, or person having the care and custody of such Beneficiary.  Textron may require proof of incompetency, minority, incapacity, or guardianship as it deems appropriate prior to distribution of the Account. Such distribution shall completely discharge any Textron Company from all liability with respect to such Beneficiary’s interest in the Account.

6.04                        Distributions Upon Death.  If a Participant dies before his Account has been fully distributed, any amount remaining in his Account at his death shall be paid to his Beneficiary in a lump sum on the first business day of the first month that begins at least ninety (90) days after the Participant’s death.  If a Beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum on the first business day of January 2008.

Article VII - Unfunded Plan

7.01                        No Plan Assets.  Benefits provided under this Plan are unfunded obligations of Textron.  Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations.  If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds of the policies shall at all times remain the sole property of Textron and neither the Participants whose lives are insured not their Beneficiaries shall have any ownership rights in such policies of insurance.

7.02                        Top-Hat Plan Status.  The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Article VIII - Plan Administration

8.01                        Plan Administrator’s Powers.  Textron shall have all such powers as may be necessary to carry out the provisions hereof.  Textron may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 8.06, any actions by Textron shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant. Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in Section 8.02.

8.02                        Delegation of Administrative Authority.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officer of Textron to make a further delegation of the authority to administer the Plan.

8.03                        Tax Withholding.  Textron may withhold from benefits paid under this Plan any taxes or other amounts required by law to be withheld.  Textron may deduct from the undistributed portion of a Participant’s benefit any employment tax that Textron reasonably determines to be due with respect to the benefit under the Federal Insurance Contributions Act (FICA), and an amount sufficient to pay the income tax withholding related to such FICA tax.  Alternatively, Textron may require the Participant or Beneficiary to remit to Textron or its designee an amount sufficient to satisfy any applicable federal, state, and local income and employment tax with respect to the Participant’s benefit, or withhold such amount from other wages payable to the Participant.  The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, or local income or employment tax with respect to any benefit under this Plan.  In no event shall Textron or any employee or agent of Textron be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

8.04                        Use of Third Parties to Assist with Plan Administration.  Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan.  Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert.  All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

8.05                        Proof of Right to Receive Benefits.  Textron may require proof of death or Total Disability of any Participant and evidence of the right of any person to receive any Plan benefit.

8.06                        Claims Procedure.  A Participant or Beneficiary who believes that he is being denied a benefit to which he is entitled under the Plan (referred to in this Section 8.06 as a “Claimant”) may file a written request with Textron setting forth the claim.  Textron shall consider and resolve the claim as set forth below.  No action shall be filed in any court until the Claimant has exhausted the claims and appeals procedures set forth in this Section 8.06.

(a)                                 Time for Response.  Upon receipt of a claim, Textron shall advise the Claimant that a response will be forthcoming within 90 days.  Textron may, however, extend the response period for up to an additional 90 days for reasonable cause, and shall notify the Claimant of the reason for the extension and the expected response date.  Textron shall respond to the claim within the specified period.

(b)                                 Denial.  If the claim is denied in whole or part, Textron shall provide the Claimant with a written decision, using language calculated to be understood by the Claimant, setting forth (1) the specific reason or reasons for such denial; (2) the specific reference to relevant provisions of this Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; (5) the time limits for requesting a review of the claim; and (6) the Claimant’s right to bring an action for benefits under Section 502(a) of ERISA.

(c)                                  Request for Review.  Within 60 days after the Claimant’s receipt of the written decision denying the claim in whole or in part, the Claimant may request in writing that Textron review the determination.  The Claimant or his duly authorized representative may, but need not, review the relevant documents and submit issues and comment in writing for consideration by Textron.  If the Claimant does not request a review of the initial determination within such 60-day period, the Claimant shall be barred from challenging the determination.

(d)                                 Review of Initial Determination.  Within 60 days after Textron receives a request for review, it will review the initial determination.  If special circumstances require that the 60-day time period be extended, Textron will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

(e)                                  Decision on Review.  All decisions on review shall be final and binding with respect to all concerned parties.  The decision on review shall set forth, in a manner calculated to be understood by the Claimant, (1) the specific reasons for the decision, shall including references to the relevant Plan provisions upon which the decision is based; (2) the Claimant’s right to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information, relevant to his benefits; and (3) the Claimant’s right to bring an action for benefits under Section 502(a) of ERISA.

8.07                        Enforcement Following a Change in Control.  If, after a Change in Control, any claim is made or any litigation is brought by a Participant or Beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in Section 1.04 shall be liable, jointly and severally, to reimburse the Participant or Beneficiary for the Participant’s or Beneficiary’s reasonable attorney’s fees and costs incurred during the Participant’s or Beneficiary’s lifetime in pursuing any such claim or litigation, and to pay prejudgment interest at the Prime Rate as quoted in the Money Rates section of The Wall Street Journal on any money award or judgment obtained by the Participant or Beneficiary, payable at the same time as the underlying award or judgment.  Any reimbursement pursuant to the preceding sentence shall be paid to the Participant no earlier than six months after the Participant’s Separation From Service, and shall be paid to the Participant or Beneficiary no later than the end of the calendar year following the year in which the expense was incurred.  The reimbursement shall not be subject to liquidation or exchange for another benefit, and the amount of reimbursable expense incurred in one year shall not affect the amount of reimbursement available in another year.

Article IX - Amendment and Termination

9.01                        Amendment.  Subject to paragraphs (a) and (b) below, the Board or its designee shall have the right to amend, modify, or suspend this Plan at any time by written resolution or other formal action reflected in writing.

(a)                                 No amendment, modification, or suspension shall reduce the amount credited to a Participant’s Account immediately before the effective date of the amendment, modification, or suspension.

(b)                                 Following a Change in Control, no amendment, modification, or suspension shall be made that directly or indirectly reduces any right or benefit provided upon a Change in Control.

9.02                        Delegation of Amendment Authority.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

9.03                        Termination.  The Board or its designee shall have the right to terminate this Plan at any time before a Change in Control by written resolution.  No termination of the Plan shall reduce a Participant’s Account immediately before the effective date of the termination.

9.04                        Distributions Upon Plan Termination.  Upon the termination of the Plan by the Board with respect to all Participants, and termination of all arrangements sponsored by any Textron Company that would be aggregated with the Plan under IRC Section 409A, Textron shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay the Participant’s vested Account in a lump sum, to the extent permitted under IRC Section 409A. All payments that may be made pursuant to this Section 9.04 shall be made no earlier than the thirteenth month and no later than the twenty-fourth month after the termination of the Plan.  Textron may not accelerate payments pursuant to this Section 9.04 if the termination of the Plan is proximate to a downturn in Textron’s financial health.  If Textron exercises its discretion to accelerate payments under this Section 9.04, it shall not adopt any new arrangement that would have been aggregated with the Plan under IRC Section 409A within three years following the date of the Plan’s termination.

Article X - Miscellaneous

10.01                 Use of Masculine or Feminine Pronouns.  Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

10.02                 Transferability of Plan Benefits.

(a)                                 Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the

Participant, and (4) the domestic relations order does not require the Plan to make a payment to an alternate payee in any form other than a cash lump sum.

(b)                                 Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

10.03                 Section 409A Compliance.  The Plan is intended to comply with IRC Section 409A and should be interpreted accordingly.  Any distribution election that would not comply with IRC Section 409A is not effective.  To the extent that a provision of this Plan does not comply with IRC Section 409A, such provision shall be void and without effect.  Textron does not warrant that the Plan will comply with IRC Section 409A with respect to any Participant or with respect to any payment, however.  In no event shall any Textron Company; any director, officer, or employee of a Textron Company (other than the Participant); or any member of Textron be liable for any additional tax, interest, or penalty incurred by a Participant or Beneficiary as a result of the Plan’s failure to satisfy the requirements of IRC Section 409A, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.

10.04                 Controlling State Law.  This Plan shall be construed in accordance with the laws of the State of Delaware.

10.05                 No Right to Employment.  Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant of continued employment at any Textron Company.

10.06                 Additional Conditions Imposed.  Textron, the Chief Executive Officer and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

IN WITNESS WHEREOF, Textron Inc. has caused this amended and restated Plan to be executed by its duly authorized officer, to be effective as of October 5, 2015, except where otherwise provided in the Plan.

TEXTRON INC.

By:	/s/ Cheryl Johnson
Cheryl Johnson
Executive Vice President, Human Resources

Date:	October 5, 2015

DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES

APPENDIX A

PROVISIONS OF THE
 DEFERRED INCOME PLAN FOR
TEXTRON KEY EXECUTIVES

(As in effect before January 1, 2008)

DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES
APPENDIX A — KEY EXECUTIVE PLAN

i

DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES
APPENDIX A — KEY EXECUTIVE PLAN

Introduction

Before January 1, 2008, the Deferred Income Plan for Textron Key Executives (the “Key Executive Plan”) and the Textron Inc. Deferred Income Plan for Executives (the “Executive Plan”) were separate nonqualified deferred compensation plans, each of which provided both elective and nonelective deferred compensation for designated executives of Textron and its affiliates.  The Key Executive Plan and the Executive Plan were combined effective January 1, 2008, to form the Deferred Income Plan for Textron Executives.

A.                                    Key Executive Protected Benefits
(Earned and Vested Before 2005)

The portion of Appendix A that follows this Introduction sets forth the provisions of the Key Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004, with certain modifications imposing additional restrictions on distributions and changing provisions for measuring investment returns.  Key Executives’ deferred compensation that was earned and vested (within the meaning of Section 409A) before January 1, 2005, and any subsequent increases that are permitted to be included in this amount under Section 409A (“Key Executive Protected Benefits”), are calculated and paid solely as provided in Appendix A, and are not subject to any other provisions of the Deferred Income Plan for Textron Executives.

The Key Executive Protected Benefits are not intended to be subject to IRC Section 409A.  No amendment to this Appendix A that would constitute a “material modification” for purposes of IRC Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix A and to cause the Key Executive Protected Benefits to become subject to IRC Section 409A.  Although the Key Executive Protected Benefits are not intended to be subject to IRC Section 409A, no Textron Company (nor any director, officer, or other representative of a Textron Company) shall be liable for any adverse tax consequence suffered by a Participant or Beneficiary if a Key Executive Protected Benefit becomes subject to IRC Section 409A.

B.                                    Benefits Subject To Section 409A
(Earned or Vested From 2005 Through 2007)

Deferred compensation earned by Key Executives after 2004, and deferred compensation that became vested after 2004, are subject to the provisions of IRC Section 409A.  To the extent that these benefits were earned under the Key Executive Plan before January 1, 2008, the benefits shall be calculated under the provisions of the Key Executive Plan set forth in this Appendix A.  However, any benefits earned or vested under the Key

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Executive Plan after 2004 shall be paid exclusively as provided in the Deferred Income Plan for Textron Executives (not including any appendix to the Deferred Income Plan for Textron Executives), and shall not be subject to any provision of Appendix A that relates to the time or form of payment or distribution of benefits.

Section 5.01 requires a Participant to make an election if the Participant wishes to request one of the distribution options in Section 5.02.  This election provision was effective as of July 25, 2007, the date on which the Plan was adopted by the Board.

Key Executive Plan

The text that follows sets forth the provisions of the Key Executive Plan as in effect on October 3, 2004, and as modified thereafter in certain respects that do not constitute “material modifications” for purposes of IRC Section 409A.  The defined terms in Appendix A relate only to the provisions set forth in Appendix A: they do not apply to any other provisions of the Deferred Income Plan for Textron Executives, and terms defined elsewhere in the Deferred Income Plan for Textron Executives do not apply to Appendix A.  No additional benefits shall accrue or be deferred under Appendix A after December 31, 2007.

Article I—Definitions

In this document, the following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01                        “Beneficiary” means the person or persons entitled under this Plan to receive Plan benefits after a Participant’s death.

1.02                        “Board” means the Board of Directors of Textron.

1.03                        “Compensation” means base salary, annual incentive compensation, cash distributions for performance share units under a long term incentive compensation plan, and any other item designated as Compensation under this Plan by Textron.

1.04                        “Deferral Period” means for a Participant (1) any complete months remaining in the calendar year in which she becomes a Key Executive, and (2) each succeeding calendar year in which she is a Key Executive.

1.05                        “Deferred Income” means any Compensation the receipt of which is deferred under this Plan.

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“Automatic Deferred Income” means amounts in excess of 100% of a Participant’s Annual Incentive Compensation Target, as defined in Section 4.01(a) of the Annual Incentive Compensation Plan for Textron Employees, in the years following a Participant’s fifth full year of participation in this Plan, but only if the Participant has not achieved or maintained a Minimum Stock Ownership Level.

“Discretionary Deferred Income” means additional contributions made at Textron’s discretion to any account maintained for a Participant under this Plan.

“Elective Deferred Income” means amounts elected by the Participant to be deferred under this Plan.

1.06                        “Determination Date” means the last day of each calendar month.

1.07                        “Fund Election Agreement” means an agreement in a form prescribed by Textron, by which a Participant elects the funds that will be used to determine earnings on Deferred Income.

1.08                        “Interest” means interest computed under Article III of this Plan.

1.09                        “Key Executive” means an employee of a Textron Company who has been and continues to be designated as a Key Executive under the Plan by Textron’s Chief Executive Officer and Chief Human Resources Officer.

1.10                        “Participant” means a Key Executive who is participating in this Plan pursuant to Article II and, unless the context clearly indicates to the contrary, a former Participant who is entitled to benefits under this Plan.

1.11                        “Participation Agreement” means an agreement in a form prescribed by Textron, by which a Participant elects to defer the receipt of Compensation pursuant to this Plan.

1.12                        “Plan” means this Deferred Income Plan for Textron Key Executives, as amended and restated from time to time.

1.13                        “Stock Ownership” means Textron shares obtained through open market purchases and stock option exercises, shares in the Textron Savings Plan, stock units in the Deferred Income Plan and in the Supplemental Benefits Plan; and any other share or share equivalent approved by the Board as qualified stock ownership.

“Minimum Stock Ownership Level” means a dollar value of Textron shares that equals or exceeds as of the end of the third quarter each year:

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Participant	Minimum Stock Ownership Level
CEO/COO	5 times base salary
Other TLT Members	3 times base salary
Other Corporate Officers	2 times base salary
All Other Key Executives	1 times base salary

1.14                        “Textron” means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

1.15                        “Textron Company” means Textron or any company controlled by or under common control with Textron.

1.16                        “Textron Employment” means employment with a Textron Company. Leaves of absence for such periods and purposes as are approved by Textron and transfers of employment within or between Textron Companies shall not be deemed interruptions of Textron Employment.

1.17                        “Total Disability” has the same meaning under this Plan as in the Textron Master Retirement Plan with respect to any Participant at the date his Textron Employment ends.

Article II—Participation and Deferred Income

2.01                        A Participant indicates his choices under this Plan for a Deferral Period by filing a Participation Agreement and, if applicable, a Fund Election agreement with Textron within the time specified by Textron.

2.02                        For any complete calendar months remaining in the calendar year in which a Participant becomes a Key Executive, she may defer up to 100% of her Compensation otherwise payable during those months. For any subsequent Deferral Period, a Participant may defer up to 25% of her base salary, and up to 100% of her Compensation other than base salary, otherwise payable during that period. (For purposes of this 25% limitation, “base salary” includes any base salary the receipt of which by the Participant is deferred under the Textron Savings Plan or this Plan.) A Participant may not defer any Compensation which she has earned at the time she files her Participation Agreement relating thereto.

2.03                        Textron may, at a Participant’s request but in its sole discretion, suspend in whole or in part a Participant’s commitment under any Participation Agreement for such time as it may deem necessary upon a finding that the Participant has suffered a severe financial hardship.

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2.04                        If at any time a Participant shall cease to be a Key Executive, his Participation Agreements and Deferral Periods shall terminate at that time and no further Deferred Income shall be withheld from his Compensation.

2.05                        No Deferred Income, Interest or dividends shall be payable to a Participant while he is employed by a Textron Company.

2.06                        Textron shall withhold for taxes or other reasons as required by law.

Article III—Participant’s Accounts, Interest, and Earnings

3.01                        (a)                                 For record-keeping purposes only, Textron shall maintain a Moody’s Account, a Stock Unit Account and an Interest Account, as is necessary, for each Participant who has Deferred Income under this Plan.

(b)                                 Textron may in its sole discretion from time to time make additional contributions to any account maintained for a Participant. These additional contributions, if any, may be subject to a vesting schedule set by Textron.

(c)                                  The existence of these accounts shall not require any segregation of assets.

(d)                                 Amount deferred as Elective Deferred Income and Automatic Deferred Income shall always be 100% vested.

3.02                        The Moody’s Account shall reflect a Participant’s investment in an interest-bearing account.

(a)                                 The Moody’s Account shall be adjusted as of each Determination Date and shall consist of (1) the balance of the Account as of the immediately preceding Determination Date, (2) amounts of Deferred Income credited to the Account in the intervening month, and (3) Interest earned since the immediately preceding Determination Date based on one-twelfth of the applicable interest rate(s) described in Sections 3.03 or 3.04 on the average daily balance of the Account (or portion thereof) during the intervening month; reduced by (4) any distributions from the account (or portion thereof) during the intervening month.

(b)                                 The interest rates applicable to the Moody’s Account shall be either the Moody’s Rate or the Moody’s Plus Rate.

3.03                        The Moody’s Rate shall be the average for the calendar month in which the applicable Determination Date falls of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected

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by Textron.  For Participant deferrals made prior to 2002, the crediting rate shall not be less than 8% per year.

3.04                        (a)                                 The Moody’s Plus Rate applicable on a Determination Date to any portion of the Moody’s Account which is attributable to Deferred Income deferred before 1988 shall be the average described in Section 3.03, plus three percentage points. The crediting rate shall not be less than 11% per year for deferrals made prior to 1988.

(b)                                 The Moody’s Plus Rate applicable on a Determination Date to any portion of the Moody’s Account which is attributable to deferrals from 1988 through 2001 shall be the average described in Section 3.03, plus two percentage points. The crediting rate shall not be less than 10% per year for deferrals made from 1988 through 2001.

(c)                                  For deferrals made on or after January 1, 2002, the Rate on the Determination Date shall be the Moody’s Rate.

3.05                        The Stock Unit Account shall consist of stock units, which are phantom shares of Textron Common Stock, accumulated and accounted for under this Plan for the sole purpose of determining the cash amount of any distribution on account of this portion of Deferred Income.  Notwithstanding any Plan provision to the contrary, 100% of Automatic Deferred Income shall be deferred to the Stock Unit Account.

3.06                        The Stock Unit Account shall be adjusted as of each Determination Date and shall consist of the stock units (1) in the account as of the immediately preceding Determination Date, (2) credited under Section 3.07 and 3.08 during the intervening month, and (3) credited under Section 3.09 during the intervening month.

3.07                        (a)                                 To the extent that a Participant puts Elective Deferred Income in the Stock Unit Account, the amount initially credited to her Account shall equal 110% of such Compensation deferred on or after January 1, 2002.

(b)                                 The amount in excess of 100% of the Elective Deferred Income is the “Textron Company Contribution.” A Participant’s right to receive the Textron Company Contribution, as adjusted under Section 3.09, shall become nonforfeitable according to this schedule:

(1) 50% on December 31 of the calendar year in which that Elective Deferred Income otherwise would have been paid to him, but only if his Textron Employment continues on that December 31; and

(2) the remaining 50% on the next December 31, but only if his Textron Employment continues on that next December 31.

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(c)                                  A Participant’s right to receive her Textron Company Contribution shall be nonforfeitable in the event her Textron employment ends because of disability or death.

(d)                                 A Participant’s right to receive her Textron Company Contribution shall become nonforfeitable according to the above schedule if a Participant ends employment when she is at least 55 with ten or more years of Textron service, or is at least age 60, or has completed 20 or more years of Textron service.

3.08                        With respect to deferrals into this Plan of amounts from the Annual Incentive Compensation Plan for Textron Employees and the Long Term Incentive Plan for Textron Employees, Textron shall credit stock units to a Participant’s Stock Unit Account, equal to the number of shares the deferred amount could have purchased at the “Current Value” of a share of Textron Common Stock. The Current Value is defined in Section 3.07 of the Long Term Incentive Plan for Textron Employees. With respect to deferrals into this Plan of any other amounts, each month Textron shall credit stock units to a Participant’s Stock Unit Account equal in number to the number of shares of Textron Common Stock that the deferred amount could have purchased at a price per share equal to the average of the composite closing prices of Textron Common Stock, as reported in The Wall Street Journal for the month the contribution is credited.

3.09                        From time to time, Textron shall credit Stock Units to a Participant’s Stock Unit Account equal to the number of shares of Textron Common Stock that would have been allocated on account of dividends to the Participant’s Stock Unit Account as of that date, based on the following price:

(a)                                 For credits before October 1, 2013, the average of the composite closing prices of Textron Common Stock, as reported in The Wall Street Journal, for the month in which the date of record occurs; and

(b)                                 For credits after September 30, 2013, the closing price of Textron common stock on the date the credit is posted to the Participant’s Stock Unit Account, as reflected in the Plan’s recordkeeping system.

3.10                        The number of Stock Units credited to a Participant’s account under this Article III shall be adjusted, without receipt of any consideration by Textron, on account of any recapitalization, stock split, stock dividend or similar increase or decrease affecting Textron Common Stock, as if the Stock Units were actually shares of Textron Common Stock.

3.11                        The Interest Account shall be established when the benefits relating to a Participant’s Stock Unit Account become due to the Participant under Article IV. A Participant who has terminated her Textron employment may request to

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transfer all or part of her Stock Unit Account in cash to her Interest Account in accordance with the following rules.

(a)                                 Any transfer made shall be made in cash and shall be in an amount equal to the product of (1) the value of a share of Textron Common Stock on the date as of which the stock units are converted and transferred to the Interest Account (as described in subsections (b) or (c), below, as applicable), times (2) the number of whole and fractional stock units which are nonforfeitable, times (3) the percentage being transferred.

(b)                                 Before October 1, 2013, a Participant may, once each calendar month, request to transfer in 5% increments (with a minimum transfer of 10% of the Stock Unit Account), effective the first calendar day of the month following the minimum notice of three business days, any amount in her Stock Unit Account to her Interest Account.  The value of a share of Textron Common Stock as of any date shall be the average of the composite closing prices, as reported in The Wall Street Journal, for the first ten trading days of the effective month.

(c)                                  After September 30, 2013, a Participant may, once each trading day, request to transfer in 1% increments any amount in his Stock Unit Account to her Interest Account.  Such transfer shall take effect as soon as practicable after the request is received and processed.  For purposes of the transfer, the value of a share of Textron common stock shall be the closing price on the first trading day that ends after the request is received and processed, as reflected in the Plan’s recordkeeping system.

(d)                                 Interest on amounts in the Interest Account will be credited monthly at the Moody’s Rate.  Stock units transferred related to deferrals made prior to January 1, 2002, shall have a minimum rate of 8%.

Article IV—Benefits

4.01                        If a Key Executive’s Textron Employment ends other than by death or for less than acceptable performance (1) at or after age 62, or (2) as a result of Total Disability, the amount credited to his Moody’s Account at the Moody’s Plus Rate, the amount in his Stock Unit Account which is then nonforfeitable according to Section 3.07, and the amount in his Interest Account, shall be distributed in accordance with Article V.

4.02                        If a Participant’s Textron Employment ends because of death, the benefit distributed pursuant to Article IV shall be the sum of the amount credited to her Moody’s Account (computed at the Moody’s Plus Rate), and the amount in her Stock Unit Account.

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4.03                        If a Key Executive’s Textron Employment ends other than as described in Section 4.01 or a Participant’s Textron Employment ends other than as described in Section 4.02, the amount credited to his Moody’s Account computed at the Moody’s Rate (unless the Chief Executive Officer and Chief Human Resources Officer of Textron in their sole discretion approve computation at the Moody’s Plus Rate), the amount in his Stock Unit Account which is then nonforfeitable according to Section 3.07, and the amount in his Interest Account, shall be distributed in accordance with Article V.

4.04                        In the event of a Change in Control as defined in Section 9.03, the amount credited to her Moody’s Account computed at the Moody’s Plus Rate, the amount in her Stock Unit Account and the amount in her Interest Account shall be distributed in accordance with Article V.

4.05                        Benefits shall be payable to a Participant or Beneficiary under only one Section of this Article IV.

Article V—Payment of Benefits

5.01                        Textron shall choose in its sole discretion the methods in Section 5.02 by which benefits payable under Article IV shall be distributed, after considering any method of payment requested by the Participant or by the Beneficiaries entitled to receive the benefits.

A Participant who wishes to request a form of payment must file an election to indicate her preferred form of payment; but all Participant elections shall be subject to Textron’s discretion to change the elected form of payment as provided in the preceding sentence.  If the Participant terminated before January 1, 2002, the Participant must file the election by December 31, 2008; any other Participant must file the election by December 31, 2007.  Textron may impose conditions on the new benefit election (including, but not limited to, a requirement that the Participant elect the same form of payment for his pre-2005 Account under this Appendix A and his post-2004 account under the Deferred Income Plan for Textron Executives).  If the current value of a Participant’s Deferred Income Plan Accounts is $100,000 or less at termination, or if the Participant fails to request a form of payment before the applicable deadline, such Participant’s accounts shall be paid in a single sum.

5.02                        After benefits relating to a Participant’s Moody’s Account, his Stock Unit Account and his Interest Account become payable under Article IV, Textron shall distribute the benefits in accordance with any one of the following methods:

(a)                                 Payment in a single sum; or

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(b)                                 Payment in a number of annual installments, each payable as soon as practicable after the end of each successive calendar year.  The number of installments shall not exceed the lesser of 15 or life expectancy of the Participant. The annual installments shall be calculated each year by dividing the unpaid amount of the benefits as of January 1 of that year by the remaining number of unpaid installments; or

(c)                                  Payment through a combination of the foregoing methods.

5.03                        (a)                                 For Participants who terminate prior to January 1, 2002, Plan benefits payable under Section 5.02 shall begin to be paid not later than February 15 of the first calendar year which begins after the date on which (1) the final payment of the Participant’s Compensation is scheduled to be made, or (2) the Participant attains or would have attained age 65, whichever is later. For Participants who terminate on or after January 1, 2002, Plan benefits under Section 5.02 shall begin to be paid not later than February 15 following the year the Participant terminated, or sixty days after termination of employment, whichever is later.

(b)                                 Effective for benefits paid after September 30, 2013, payments made in accordance with Section 5.02(b) (installments) or (c) (combination of lump sum and installments) shall be taken first from amounts in the Interest Account related to deferrals made after 2001, next from Moody’s Account amounts described in Section 3.04(c) (deferrals made on and after January 1, 2002), next from amounts in the Interest Account attributable to pre-2002 deferrals, next from pre-2002 Moody’s Account amounts described in Section 3.03, next from Section 3.04(b) (deferrals from 1988 through 2001), next from Section 3.04(a) (deferrals before 1988), and lastly from the Stock Unit Account.

5.04                        Notwithstanding any Plan provision to the contrary, the amount then credited to the Moody’s Account, Stock Unit Account and Interest Account of each Key Executive shall become due and payable immediately upon a Change in Control as defined in Section 9.03.

5.05                        Before October 1, 2013, distributions under this Article V were taken from each account in which there was an amount on a pro-rata basis, and amounts were taken from the Moody’s account in the order prescribed by Section 5.03(b) of Appendix A as then in effect.

Article VI—Beneficiaries

6.01                        A Participant may designate one or more Beneficiaries to receive Plan benefits payable on the Participant’s account after his death. A Beneficiary may designate one or more Beneficiaries to receive any unpaid Plan benefits to the extent this designation does not contravene any designation filed by the deceased Participant through whom the Beneficiary himself claims under this Plan. Beneficiaries shall

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be designated only upon forms made available by or satisfactory to Textron, and filed by the Participant or Beneficiary with Textron.  Effective January 1, 2008, any payment to a Beneficiary shall be made in a lump sum.  If a Beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum on the first business day of January 2008.

6.02                        At any time prior to his death, a Participant or Beneficiary may change his own designation of Beneficiary by filing a substitute designation of Beneficiary with Textron.

6.03                        In the absence of an effective designation of Beneficiary, or if all persons so designated shall have predeceased the Participant/Beneficiary or shall have died before the complete distribution of Plan benefits, the balance of Plan benefits shall be paid to the Participant/Beneficiary’s surviving spouse or, if none, to the Participant/Beneficiary’s issue per stirpes or, if no issue, to the executor or administrator of the Participant/Beneficiary’s estate.

6.04                        If a Participant’s Compensation or a Plan benefit is community property, any designation of Beneficiary shall be valid or effective only as permitted under applicable law.

6.05                        If a Plan benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, Textron may pay such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. Textron may require proof of incompetency, minority, incapacity or guardianship as it deems appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge any Textron Company from all liability with respect to such benefit.

Article VII—Unfunded Plan

7.01                        Benefits to be provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds therefrom shall at all times remain the sole property of Textron and neither the Participants whose lives are insured nor their Beneficiaries shall have any ownership rights in such policies of insurance.

7.02                        This Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated

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employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

Article VIII—Plan Administration

8.01                        Textron shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation. Textron shall have all such powers as may be necessary to carry out the provisions hereof and may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 8.05, any action by Textron shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant. Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan, and shall make all such determinations and interpretations in a nondiscriminatory manner.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in Section 8.02.

8.02                        The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officer of Textron to make a further delegation of the authority to administer the Plan.

8.03                        Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan. Textron shall be entitled to rely upon all certifications made by an accountant selected by Textron. Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert. All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

8.04                        Textron may require proof of the death or Total Disability of any Participant, former Participant or Beneficiary and evidence of the right of any person to receive any Plan benefit.

8.05                        Claims under this Plan shall be filed in writing with Textron, and shall be reviewed and resolved pursuant to the claims procedure in Section 8.06 of the Deferred Income Plan for Textron Executives.

8.06                        Textron shall withhold from benefits paid under this Plan any taxes or other amounts required to be withheld by law.

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Article IX—Miscellaneous

9.01                        Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

9.02                        (a)                                 Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant, and (4) the domestic relations order does not require the Plan to make a payment to an alternate payee in any form other than a cash lump sum.

(b)                                 Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

9.03                        Notwithstanding any provision to the contrary, the Board or its designee shall have the right to amend, modify, suspend or terminate this Plan at any time by written ratification of such action; provided, however, that no amendment, modification, suspension or termination:

(a)                                 Shall reduce the amount credited to any Moody’s Account, Stock Unit Account or Interest Account immediately before the effective date of the amendment, modification, suspension or termination; or

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(b)                                 Shall be made to Article V or this Section 9.03 following a Change in Control.

If after a Change in Control any claim is made or any litigation is brought by a Participant or Beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in the next following sentence shall be liable, jointly and severally, to indemnify the Participant or Beneficiary for the Participant’s or Beneficiary’s reasonable attorney’s fees and disbursements incurred in any such claim or litigation and for prejudgment interest as provided in Section 8.07 of the Deferred Income Plan for Textron Executives.

For purposes of this Plan, a “Change in Control” shall occur if (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron common stock, is or becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than 30% of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) stockholders of Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron’s assets.

9.04                        The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

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9.05                        This Plan shall be construed in accordance with the laws of the State of Delaware.

9.06                        Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant to be continued in employment as a Key Executive or other employee of any Textron Company.

9.07                        Textron, the Chief Executive Officer, and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

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DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES

APPENDIX B

PROVISIONS OF THE
TEXTRON INC. DEFERRED INCOME
PLAN FOR EXECUTIVES

(As in effect before January 1, 2008)

DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES
APPENDIX B — EXECUTIVE PLAN

TABLE OF CONTENTS

Introduction		1

1.	Statement of Purpose	2

2.	Definitions	2

3.	Administration of the Plan	5

4.	Participation	5

5.	Vesting of Deferred Compensation Account	6

6.	Accounts and Valuations	6

7.	Benefits	7

8.	Beneficiary Designation	8

9.	Amendment and Termination of Plan	8

10.	Miscellaneous	9

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DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES
APPENDIX B — EXECUTIVE PLAN

Introduction

Before January 1, 2008, the Deferred Income Plan for Textron Key Executives (the “Key Executive Plan”) and the Textron Inc. Deferred Income Plan for Executives (the “Executive Plan”) were separate nonqualified deferred compensation plans, each of which provided both elective and nonelective deferred compensation for designated executives of Textron and its affiliates.  The Key Executive Plan and the Executive Plan were combined effective January 1, 2008, to form the Deferred Income Plan for Textron Executives.

A.                                    Executive Protected Benefits
(Earned and Vested Before 2005)

The portion of Appendix B that follows this Introduction sets forth the provisions of the Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004, with certain modifications imposing additional restrictions on distributions and changing provisions for measuring investment returns.  Executives’ deferred compensation that was earned and vested (within the meaning of Section 409A) before January 1, 2005, and any subsequent increases that are permitted to be included in this amount under Section 409A (“Executive Protected Benefits”), are calculated and paid solely as provided in Appendix B, and are not subject to any other provisions of the Deferred Income Plan for Textron Executives.

The Executive Protected Benefits are not intended to be subject to IRC Section 409A.  No amendment to this Appendix B that would constitute a “material modification” for purposes of IRC Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix B and to cause the Executive Protected Benefits to become subject to IRC Section 409A.  Although the Executive Protected Benefits are not intended to be subject to IRC Section 409A, no Textron Company (nor any director, officer, or other representative of a Textron Company) shall be liable for any adverse tax consequence suffered by a Participant or Beneficiary if a Key Executive Protected Benefit becomes subject to IRC Section 409A.

B.                                    Benefits Subject To Section 409A
(Earned or Vested From 2005 Through 2007)

Deferred compensation earned by Executives after 2004, and deferred compensation that became vested after 2004, are subject to the provisions of IRC Section 409A.  To the extent that these benefits were earned under the Executive Plan before January 1, 2008, the benefits shall be calculated under the provisions of the Executive Plan set forth in this

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Appendix B.  However, any benefits earned or vested under the Executive Plan after 2004 shall be paid exclusively as provided in the Deferred Income Plan for Textron Executives (not including any appendix to the Deferred Income Plan for Textron Executives), and shall not be subject to any provision of Appendix B that relates to the time or form of payment or distribution of benefits.  Although the provisions of the Deferred Income Plan for Textron Executives generally are effective as of January 1, 2008, the provisions that govern the distribution of benefits earned or vested after 2004 under the Executive Plan are effective as of January 1, 2005.

Section 7.01(a) requires a Participant to file an Election Form by the end of 2007.  This election provision is effective as of July 25, 2007, the date on which the Plan was adopted by the Board.

Executive Plan

The text that follows sets forth the provisions of the Executive Plan as in effect on October 3, 2004, and as modified thereafter in certain respects that do not constitute “material modifications” for purposes of IRC Section 409A.  The defined terms in Appendix B relate only to the provisions set forth in Appendix B: they do not apply to any other provisions of the Deferred Income Plan for Textron Executives, and terms defined elsewhere in the Deferred Income Plan for Textron Executives do not apply to Appendix B.  No additional benefits shall accrue or be deferred under Appendix B after December 31, 2007.

1.                                      Statement of Purpose

The purpose of the Textron Inc. Deferred Income Plan for Executives (the “Plan”) is to aid Textron Inc. (“Textron”) and its subsidiaries in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle.

2.                                      Definitions

2.01                        Average Moody’s Rate - “Average Moody’s Rate” is the average for the calendar month of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by Textron.

2.02                        Beneficiary — “Beneficiary” means the person or persons designated as such in accordance with Section 8.

2.03                        Board of Directors — “Board of Directors” means the Board of Directors of Textron Inc.

2.04                        Compensation — “Compensation” means the Participant’s annual awards under the Participant’s annual incentive compensation plan, the TQM Special Bonus

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Program, the Supplemental Bonus Plan for TFC Executives, the Supplemental Savings Company Contribution Cash Payments or other items deemed Compensation by Textron for purposes of this Plan.

2.06                        Cycle — “Cycle” means the twelve month pay-in period for each deferral.  The first Cycle shall begin on January 1, 2001 and end on December 31, 2001.  The following Cycles shall begin on January 1 of each year and end on December 31 of such year.

2.07                        Deferral Amount — “Deferral Amount” means the total amount of Elective Deferred Compensation and/or Non-Elective Deferred Compensation actually deferred by the Participant.

2.08                        Deferred Compensation Account — “Deferred Compensation Account” means the account maintained on the books of account of Textron for a Participant pursuant to Section 6.

2.09                        Disability — “Disability” means the Participant is eligible to receive benefits under a long term disability plan maintained by Textron.

2.10                        Distribution Date — “Distribution Date” means the date on which Textron makes distributions from the Participant’s Deferred Compensation Account(s).

2.11                        Effective Date — “Effective Date” means the date on which this Plan is effective, January 1, 2001.

2.12                        Election Form — “Election Form” means the form or forms attached to this Plan and filed with Textron by the Participant in order to participate in the Plan.  The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

2.13                        Elective Deferred Compensation — “Elective Deferred Compensation” means the total amount elected to be deferred by an Eligible Employee on his/her Election Form.

2.14                        Eligible Employee — “Eligible Employee” means U.S. employees of Textron or its subsidiaries, as selected by Textron, who are not Key Executives eligible to participate in the Deferred Income Plan for Textron Key Executives (or any successor plan).

2.15                        Moody’s Account — “Moody’s Account” means an investment option providing for interest to be earned based on the Average Moody’s Rate.

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2.16                        Non-Elective Deferred Compensation — “Non-Elective Deferred Compensation” means the amount awarded to a Participant by the Board of Directors of Textron pursuant to Section 4.02.

2.17                        Participant — “Participant” means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4.

2.18                        Plan Year — “Plan Year” means the twelve month period beginning on the first day of the first Cycle in which the Eligible Employee elects to participate in the Plan.  The initial Plan Year will commence on the January 1, 2001 and end on December 31, 2001.  Each later Plan year will begin on January 1 and end on December 31.

2.19                        Related Employment — “Related Employment” means the employment of a Participant by an employer that is not Textron, provided (i) such employment is undertaken by the Participant at the request of Textron; (ii) immediately prior to undertaking such employment, the Participant was an employee of Textron, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by Textron, in its sole discretion, as Related Employment.

2.20                        Substantially Equal Installments — “Substantially Equal Installments” means a series of annual payments, such that equal payments over the remaining payment period would exactly amortize the Participant’s Deferred Compensation Account balance in the Moody’s Account as of the Distribution Date if the investment return remained constant at the return credited as of the Valuation Date immediately preceding the Distribution Date for the remainder of the payment period.

2.21                        Termination of Employment — “Termination of Employment” means the end of a Participant’s employment with Textron for any reason other than Disability, Related Employment, or the termination of a Participant’s Related Employment if the Participant returns to Textron.

2.22                        Valuation Date — “Valuation Date” means the date on which the value of a Participant’s Deferred Compensation Account is determined for each calendar month as provided in Section 6 hereof.  Unless and until changed by Textron, the Valuation Dates within each Cycle shall be the last day of each calendar month.

2.23                        Vested Participant — “Vested Participant” means a Participant who would be eligible immediately for normal or early retirement under the qualified pension plan maintained by Textron.

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3.                                      Administration of the Plan

Textron shall be the administrator of the Plan, and will administer the Plan.  Textron shall have the power to formulate additional details and regulations for carrying out this Plan.  Textron also shall be empowered to make any and all determinations not authorized specifically herein that may be necessary or desirable for the effective administration of the Plan.  Any decision or interpretation of any provision of this Plan adopted by Textron shall be final and conclusive. The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in the following paragraph.

The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officer of Textron to make a further delegation of the authority to administer the Plan.

4.                                      Participation

4.01                        Elective Participation

a.                                      Any Eligible Employee may elect to participate in the Plan for a given Cycle by filing a completed Election Form for the Cycle with Textron.  With regard to an election to participate:

i.                                          The Election Form must be filed with the Eligible Employee’s plan representative prior to the commencement of the Cycle to which the Election Form pertains, or at such earlier time as determined by Textron.

ii.                                       The minimum deferral for a Cycle shall be $5,000.

iii.                                    A Participant must receive payment of amounts deferred during a Cycle upon Termination of Employment.  Further, a Participant may elect to receive payment in a lump sum or in up to fifteen (15) annual installments.

b.                                      A Participant’s election to defer future Compensation is irrevocable upon the filing of his/her Election Form with Textron, provided, however, that the election may be terminated with respect to Compensation not yet earned by mutual agreement in writing between the Participant and Textron.  Such termination, if approved, shall be effective immediately.

4.02                        Non-Elective Participation.  Textron can, in its sole discretion, award to an Eligible Employee Non-Elective Deferred Compensation.  Unless otherwise

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specified by Textron, the Participant shall determine, subject to Section 4.01a(iii), the timing and form of payment of any Non-Elective Deferred Compensation at the time it is awarded.

5.                                      Vesting of Deferred Compensation Account

A Participant’s interest in his/her Deferred Compensation Account shall vest immediately.

6.                                      Accounts and Valuations

6.01                        Deferred Compensation Accounts.  Textron shall establish and maintain a separate Deferred Compensation Account for each Participant for each Cycle.

6.02                        Crediting of Deferred Amounts. Deferred amounts allocated to a Participant’s Moody’s Account will be credited to such account on the first day of the month following the time at which the amounts would otherwise have been paid.

6.03                        Interest Rate Credited.  That portion of the Participant’s Deferred Compensation Account in the Moody’s Account shall be credited with interest monthly at a rate equal to the Average Moody’s Rate.

6.04                        Timing of Crediting of Interest.  A Participant’s Deferred Compensation Account in the Moody’s Account shall be revalued and credited with interest as of each Valuation Date.  As of each Valuation Date, the value of the Participant’s Deferred Compensation Account in the Moody’s Account shall consist of the balance of such Moody’s Account as of the immediately preceding Valuation Date, plus the amount of any Elective and Non-Elective Deferred Compensation credited to the Moody’s Account, reduced by any distributions from the Moody’s Account.  As of each Valuation Date, interest shall be credited on the average daily balance of the Moody’s Account during the month that includes the Valuation Date.

6.05                        Nature of Account Entries.  The establishment and maintenance of Participants’ Deferred Compensation Accounts and the crediting of gains and losses pursuant to this Section 6 shall be merely bookkeeping entries and shall not be construed as giving any person any interest in any specific assets of Textron or of any subsidiary of Textron or any trust created by Textron, including any investments owned by Textron or any such subsidiary or trust.  The hypothetical investment of the Participants’ Deferred Compensation Accounts in the Moody’s Account shall be for bookkeeping purposes only, and shall not require the establishment of actual corresponding funds or investments by Textron.  Benefits accrued under this Plan shall constitute an unsecured general obligation of Textron.

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7.                                      Benefits

7.01                        Normal Benefit

a.                                      A Participant’s Deferred Compensation Account shall be paid to the Participant in accordance with the terms of the Participant’s Election Form, subject to the terms and conditions specified in the Election Form.  Textron may impose conditions on the Participant’s distribution election (including, but not limited to, a requirement that the Participant elect the same form of payment for his entire pre-2005 Account under Appendix B and/or his post-2004 account under the Deferred Income Plan for Textron Executives).  A Participant must file an Election Form before December 31, 2007; a Participant who fails to file an Election Form before that date shall be deemed to have elected to receive her entire Account balance in a lump sum.  If a Participant elects to receive payment of his/her Deferred Compensation Account in the Moody’s Account in installments, subject to a maximum of fifteen (15) installments, payments shall be made in Substantially Equal Installments.  Unless Textron determines otherwise, and subject to the provisions of Section 7.04 as to when payments shall commence, installments shall be paid on the first day of February of each year.

b.                                      Notwithstanding the provisions of Section 7.01a, and notwithstanding any contrary election made by the Participant on his/her Election Form, if a Participant has a Termination of Employment, and if the Participant does not qualify as a Vested Participant at the time of his/her Termination of Employment, the Participant’s Deferred Compensation Account balance will be paid to the Participant in a lump sum in the year following the Participant’s Termination of Employment.  However, upon the written request of the Participant, Textron, in its sole discretion, may allow payments to be made to the Participant in up to fifteen (15) annual installments.

c.                                       In the event of a Participant’s death before a complete distribution of his or her account, the Participant’s designated Beneficiary will receive an amount equal to the Participant’s Deferred Compensation Account, and such amount shall be paid in a single sum or annual installments (not to exceed 10) in accordance with the Participant’s election.  However, Textron may, in its sole discretion, pay the Participant’s remaining account balance in a single sum if so requested by the Participant’s Beneficiary.  Effective January 1, 2008, any payment to a Beneficiary shall be made in a lump sum.  If a Beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum on the first business day of January 2008.

7.02                        Hardship Benefit.  In the event that Textron, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, Textron may pay to the Participant, as soon as

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is practicable following such determination, an amount necessary to meet the emergency, not in excess of the Deferred Compensation Account credited to the Participant.  The Deferred Compensation Account of the Participant thereafter shall be reduced to reflect the payment of a Hardship Benefit.

7.03                        Taxes; Withholding.  To the extent required by law, Textron shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal, or any state or local, government.

7.04                        Date of Payments.  Except as otherwise provided in this Plan, payments under this Plan shall begin on or before the fifteenth (15th) day of February of the calendar year following receipt of notice by Textron of an event that entitles a Participant (or Beneficiary) to payments under the Plan, or at such earlier date as may be determined by Textron.

8.                                      Beneficiary Designation

At any time prior to complete distribution of the benefits due to a Participant under the Plan, he/she shall have the right to designate, change, and/or cancel, any person(s) or entity as his/her Beneficiary (either primary or contingent) to whom payment under this Plan shall be made in the event of his/her death.  Each beneficiary designation shall become effective only when filed in writing with Textron during the Participant’s lifetime on a form provided by Textron.  The filing of a new beneficiary designation form will cancel all previously filed beneficiary designations.  Further, any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form in favor of Participant’s spouse shall revoke such designation.  Additionally, the spouse of a Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary other than the spouse.

If a Participant fails to designate a Beneficiary as provided above, or if his/her beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the distribution of such benefits shall be made to the Participant’s estate.  If a Beneficiary survives the Participant but dies before receiving a complete distribution of benefits, any remaining amount shall be paid to the estate of such Beneficiary in a lump sum.

9.                                      Amendment and Termination of Plan

9.01                        Amendment.  The Board may amend the Plan at any time in whole or in part, provided, however, that, except as provided in 9.02, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective or Non-Elective Deferred Compensation deferred prior to the date of the amendment.  Written notice of any amendments

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shall be given to each Participant in the Plan.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

9.02                        Termination of Plan

a.                                      Company’s Right to Terminate.  The Board may terminate the Plan at any time.

b.                                      Payments Upon Termination.  Upon any termination of the Plan under this section, Compensation shall cease to be deferred prospectively, and, with respect to Compensation deferred previously, Textron will pay to the Participant (or the Participant’s Beneficiary, if after the Participant’s death), in a lump-sum, the value of his/her Deferred Compensation Account.

10.                               Miscellaneous

10.01                 Unsecured General Creditor.  Participants and their beneficiaries, heirs, successors and assignees shall have no legal or equitable rights, interests, or other claims in any property or assets of Textron, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the policies therefrom owned or that may be acquired by Textron (“policies”).  Such policies or other assets of Textron shall not be held in any way as collateral security for the fulfilling of the obligations of Textron under this Plan.  Any and all of Textron’s assets and policies shall be and will remain general, unpledged, unrestricted assets of Textron.  Textron’s obligation under the Plan shall be that of an unfunded and unsecured promise of Textron to pay money in the future.

10.02                 Grantor Trust.  Although Textron is responsible for the payment of all benefits under the Plan, Textron, in its sole discretion, may contribute funds as it deems appropriate to a grantor trust for the purpose of paying benefits under this Plan.  Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of Textron.  To the extent any benefits provided under the Plan actually are paid from the trust, Textron shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, Textron.  Participants shall have the status of unsecured creditors on any legal claim for benefits under the Plan, and shall have no security interest in any such grantor trust.

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10.03                 Successors and Mergers, Consolidations or Change in Control.  The terms and conditions of this Plan shall inure to the benefit of the Participants and shall bind Textron, its successors, assignees, and personal representatives.  If substantially all of the stock or assets of Textron are acquired by another entity, or if Textron is merged into, or consolidated with, another entity, then the obligations created hereunder shall be obligations of the acquirer or successor entity.

10.04                 Non-Assignability.

(a)                                 Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant, and (4) the domestic relations order does not require the Plan to make a payment to an alternate payee in any form other than a cash lump sum.

(b)                                 Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

10.05                 Employment or Future Eligibility to Participate Not Guaranteed.  Nothing contained in this Plan, nor any action taken hereunder, shall be construed as a contract of employment, or as giving any Eligible Employee any right to be retained in the employ of Textron.  Designation as an Eligible Employee may be revoked at any time by Textron with respect to any Compensation not yet deferred.

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10.06                 Protective Provisions.  A Participant will cooperate with Textron by furnishing any and all information requested by Textron in order to facilitate the payment of benefits hereunder, including taking such physical examinations as Textron reasonably may deem necessary (if Textron purchases life insurance to informally fund the Plan) and taking such other relevant action as may be requested by Textron.  If a Participant refuses to cooperate, Textron shall have no further obligation to the Participant under the Plan.

10.07                 Gender, Singular and Plural.  All pronouns, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) or entity(s) may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

10.08                 Captions.  The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.09                 Applicable Law.  This Plan shall be governed and construed in accordance with the laws of the State of Delaware.

10.10                 Validity.  In the event any provision of this Plan is found to be invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

10.11                 Notice.  Any notice or filing required or permitted to be given to Textron shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of Textron at 40 Westminster Street, Providence, RI 02903, directed to the attention of the Chief Human Resources Officer.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice to the Participant shall be addressed to the Participant at the Participant’s residence address as maintained in Textron’s records.  Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

10.12                 Claims.  Claims under this Plan shall be filed in writing with Textron, and shall be reviewed and resolved pursuant to the claims procedure in Section 8.06 of the Deferred Income Plan for Textron Executives.

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DEFERRED INCOME PLAN

FOR TEXTRON EXECUTIVES

APPENDIX C

PROVISIONS OF THE
2013 BEECHCRAFT EXCESS SAVINGS AND DEFERRED

COMPENSATION PLAN

(As in effect before January 1, 2015)

DEFERRED INCOME PLAN FOR TEXTRON EXECUTIVES

APPENDIX C — BEECHCRAFT SUB-ACCOUNTS

Effective January 1, 2015, the 2013 Beechcraft Excess Savings and Deferred Compensation Plan (the “Beechcraft Plan”) is frozen to new deferrals and merged into the Deferred Income Plan for Textron Executives (the “Plan”).  As a result of such merger, Beechcraft Plan balances (valued after market close on December 31, 2014) shall be balances under the Plan and shall be subject to the terms of the Plan, except as otherwise provided in this Appendix C.  Terms not defined in this Appendix C shall have the meaning set forth in Article I of the Plan.

1.                                      Participation and Beechcraft Sub-account.  Each individual who had an account under the Beechcraft Plan immediately before the merger shall become a Participant immediately after the merger.  The balance of each affected Participant’s Account immediately after the merger shall equal his account under the Beechcraft Plan immediately before the merger (valued after market close on December 31, 2014) (“Beechcraft Sub-account”).  Each Participant’s Beechcraft Sub-account balance shall be accounted for separately from any other balance.

2.                                      Vesting.  Effective immediately after the merger, each Beechcraft Sub-account shall be fully vested.

3.                                      Investment Measures.

a.              Initial Allocation.  After the merger, each Beechcraft Sub-account balance shall be adjusted for investment gains and losses, based on the Moody’s Account or the Stock Unit Account, at the same time and in the same manner as other Plan Accounts.  Each Beechcraft Sub-account balance shall be allocated to the Moody’s Account or the Stock Unit Account in accordance with elections made by the affected Participants before the merger.  If an affected Participant did not file an election before the deadline established by the Plan’s administrator, his Beechcraft Sub-account shall be allocated to the Moody’s Account.

b.              Changing Investment Allocation.  After the merger, the rules in Section 3.05 of the Plan for transferring Account balances shall apply to transferred Beechcraft Sub-account balances.  Accordingly, a Participant shall not be permitted to change the investment allocation for his Beechcraft Sub-account balances until after he has Separated From Service; and after a Separation From Service, a Participant may transfer amounts from the Stock Unit Account to the Moody’s Account, but not from the Moody’s Account to the Stock Unit Account.

4.                                      Time and Form of Payment.  Beechcraft Sub-account balances shall be paid at the time and in the form prescribed by the Beechcraft Plan and the affected Participant’s payment elections in effect on December 31, 2014.  The Plan’s administrator may modify

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the timing of benefit payments to the extent that it determines is appropriate to simplify plan administration; provided that the timing of benefit payments shall not be changed in a way that would violate a requirement of IRC Section 409A.

5.                                      Beneficiary Designations.  Effective January 1, 2015, the Beneficiary for a Participant’s Beechcraft Sub-account shall be determined in accordance with Article VI of the Plan (based on the Participant’s designation for benefits under the Plan or the default prescribed by Section 6.02 of the Plan).  Beneficiary designations made under the Beechcraft Plan shall not apply after December 31, 2014.

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